Ingersoll Rand Reports Record Fourth Quarter and Full Year 2023 Results
Orders and Revenue Support Robust Outlook for 2024
Fourth Quarter 2023 Highlights
(All comparisons against the fourth quarter of 2022 unless otherwise noted)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported orders of $1,670 million, up 13%, or up 3% organic
•Reported revenues of $1,821 million, up 12%, or up 4% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $230 million, or earnings of $0.56 per share
◦Adjusted net income from continuing operations, net of tax1 of $355 million, or $0.86 per share
•Adjusted EBITDA1 of $501 million, up 19%, with a margin of 27.5%, up 160 basis points year over year, and incremental margin of 41%
•Reported operating cash flow from continuing operations of $581 million and free cash flow from continuing operations1 of $552 million, up 72%
•Liquidity of $3.6 billion as of December 31, 2023, including $1.6 billion of cash on hand and undrawn capacity of $2.0 billion under available credit facilities
•Backlog remains near historically high levels, up 8%
Full Year 2023 Highlights
(All comparisons against 2022 unless otherwise noted)
•Reported orders of $6,822 million, up 7%, or up 2% organic
•Reported revenues of $6,876 million, up 16%, or up 10% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $779 million, or earnings of $1.90 per share
◦Adjusted net income from continuing operations, net of tax1 of $1,216 million, or $2.96 per share
•Adjusted EBITDA1 of $1,787 million, up 25%, with a margin of 26.0%, up 170 basis points year over year, and incremental margin of 37%
•Reported operating cash flow from continuing operations of $1,377 million and free cash flow from continuing operations1 of $1,272 million, up 65%
•Returned $295 million of value to shareholders through share repurchase and dividends
2024 Guidance
•Expect full-year 2024 revenue growth of 5% to 7% and Adjusted EBITDA1 of $1,915 to $1,975 million, up 7% to 11% over prior year
•2024 Adjusted EPS1 expected to be in a range of $3.14 to $3.24, up 6% to 9% over prior year

DAVIDSON, N.C. – February 15, 2024 – Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and industrial solutions, reported a strong finish in the fourth quarter of 2023.

“2023 marked another record year for Ingersoll Rand, and we expect to continue to unlock new heights in 2024,” said Vicente Reynal, Chairman and CEO. “Our fourth quarter and full year results outperformed on revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow targets, keeping us on track to achieve our 2025 goals and positioning us well for the aggressive 2027 targets we set at our Investor Day. Our results support that using IRX, being nimble and pivoting to high-growth sustainable end markets continue to enhance the long-term durability of our business.”
1 Non-GAAP measure (definitions and/or reconciliations in appendix).

Reynal added, “Ingersoll Rand’s success wouldn't be possible without our more than 18,000 global employees. Our unique ownership mindset has fueled employee sense of belonging and has led to numerous accolades, including recognition as a great place to work across several countries, notable employee learning and development programs, and several awards for our industry-leading sustainability program. We are living out the Company’s purpose of making life better for our people and our planet.”
Fourth Quarter 2023 Segment Review
(All comparisons against the fourth quarter of 2022 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,377 million, up 16%, or up 5% organic
•Reported Revenues of $1,509 million, up 15%, or up 5% organic2
•Reported Segment Adjusted EBITDA of $453 million, up 26% with an incremental margin of 48%
•Reported Segment Adjusted EBITDA Margin of 30.0%, up 260 basis points, fueled by the use of IRX to drive strong operational execution
•Core industrial end markets saw continued strong organic demand with orders up 5%, including strong positive momentum across Americas and Europe. Excluding FX, orders for total compressor offerings, which represent approximately 65% of the total segment, were up low double digits.
Precision and Science Technologies Segment: highly specialized fluid management solutions including precision liquid and gas pumps and niche compression technologies
•Reported Orders of $293 million, flat, or down 2% organic
•Reported Revenues of $313 million, up 1%, or flat organic2
•Reported Segment Adjusted EBITDA of $94 million, up 2% with an incremental margin of 33%
•Reported Segment Adjusted EBITDA Margin of 30.1%, flat, driven primarily by improvement in pricing as compared to cost as well as synergy delivery in recently completed M&A offsetting expected margin headwinds from volume declines in the life sciences businesses
•Order declines were primarily driven by the life sciences businesses, which continue to experience softness in the oxygen concentration and biopharma end markets. In the industrial businesses, short cycle orders were positive both sequentially and year over year driven by demand generation activities, use of IRX, and continued lead time reductions.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.6 billion. On a reported basis, the Company generated $581 million of cash flow from operating activities from continuing operations and invested $30 million in capital expenditures, resulting in free cash flow from continuing operations2 of $552 million, compared to cash flow from operating activities from continuing operations of $355 million and free cash flow from continuing operations2 of $321 million in the prior year period. Net debt to Adjusted EBITDA2 leverage was 0.6x for the fourth quarter, which was an improvement of 0.2x as compared to the prior year.

Consistent with our comprehensive capital allocation strategy led by M&A, in the fourth quarter Ingersoll Rand deployed $39 million to M&A. In addition, the Company recently closed on the acquisition of Friulair S.r.l which is recognized globally for its design and production of dryers, filters, aftercoolers, and accessories for the treatment of compressed air as well as its chiller product line. The Company also returned $138 million to shareholders through $130 million in share repurchases and $8 million through its quarterly dividend payment in the fourth quarter.
2 Non-GAAP measure (definitions and/or reconciliations in appendix).

2024 Guidance3,4
Ingersoll Rand is establishing full-year 2024 guidance based on expected continued strong demand trends and operational execution in 2024:

	Key Metrics	Phasing
Revenue - Total Ingersoll Rand	5-7%	H1 Growth: 4-6% H2 Growth: 6-8%
Ingersoll Rand (Organic)	2-4%
Industrial Technologies & Services (Organic)	2-4%
Precision & Science Technologies (Organic)	2-4%
FX Impact	~1%	H1 Growth: 0-1% H2 Growth: ~1%
M&A3	~$160M
Corporate Costs	(~$160M)	Evenly by quarter
Adjusted EBITDA[4]	$1,915M - $1,975M (+7% - +11%)
Adjusted EPS[4]	$3.14 - $3.24 (+6% - +9%)
Reconciliations of non-GAAP measures related to full-year 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the fourth quarter and full year results on Friday, February 16, 2024 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use conference ID, 8970061, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,”
3 Reflects all completed and closed M&A as of February 1, 2024.
4 Non-GAAP measure (definitions and/or reconciliations in appendix).

“would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics, geopolitical tensions, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
# # #
Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.

Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
matthew.fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2023	2022	2023	2022
Revenues	$1,821.4	$1,623.7	$6,876.1	$5,916.3
Cost of sales	1,040.2	969.3	3,993.9	3,590.7
Gross Profit	781.2	654.4	2,882.2	2,325.6
Selling and administrative expenses	330.8	276.0	1,272.7	1,095.8
Amortization of intangible assets	93.2	84.0	367.5	347.6
Other operating expense, net	24.0	21.5	77.7	64.9
Operating Income	333.2	272.9	1,164.3	817.3
Interest expense	37.4	34.4	156.7	103.2
Loss on extinguishment of debt	—	—	13.5	1.1
Other income, net	(11.6)	(7.4)	(37.0)	(29.2)
Income from Continuing Operations Before Income Taxes	307.4	245.9	1,031.1	742.2
Provision for income taxes	71.1	45.0	240.0	149.6
Income (loss) on equity method investments	(4.8)	3.2	(6.0)	0.7
Income from Continuing Operations	231.5	204.1	785.1	593.3
Income from discontinued operations, net of tax	—	14.6	—	15.2
Net Income	231.5	218.7	785.1	608.5
Less: Net income attributable to noncontrolling interests	1.7	1.3	6.4	3.8
Net Income Attributable to Ingersoll Rand Inc.	$229.8	$217.4	$778.7	$604.7

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$229.8	$202.8	$778.7	$589.5
Income from discontinued operations, net of tax	—	14.6	—	15.2
Net income attributable to Ingersoll Rand Inc.	$229.8	$217.4	$778.7	$604.7

Basic earnings per share of common stock:
Earnings from continuing operations	$0.57	$0.50	$1.92	$1.45
Earnings from discontinued operations	—	0.04	—	0.04
Net earnings	0.57	0.54	1.92	1.49

Diluted earnings per share of common stock:
Earnings from continuing operations	$0.56	$0.50	$1.90	$1.44
Earnings from discontinued operations	—	0.04	—	0.04
Net earnings	0.56	0.53	1.90	1.47

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,595.5	$1,613.0
Accounts receivable, net of allowance for credit losses of $53.8 and $47.2, respectively	1,234.2	1,122.0
Inventories	1,001.1	1,025.4
Other current assets	219.6	206.9
Total current assets	4,050.4	3,967.3
Property, plant and equipment, net of accumulated depreciation of $500.8 and $417.4, respectively	711.4	624.4
Goodwill	6,609.7	6,064.2
Other intangible assets, net	3,611.1	3,578.6
Deferred tax assets	31.5	22.3
Other assets	549.4	509.1
Total assets	$15,563.5	$14,765.9
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$30.6	$36.5
Accounts payable	801.2	778.7
Accrued liabilities	995.5	858.8
Total current liabilities	1,827.3	1,674.0
Long-term debt, less current maturities	2,693.0	2,716.1
Pensions and other postretirement benefits	150.0	147.2
Deferred income tax liabilities	612.6	610.6
Other liabilities	433.9	360.8
Total liabilities	$5,716.8	$5,508.7
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 428,589,061 and 426,327,805 shares issued as of December 31, 2023 and 2022, respectively	4.3	4.3
Capital in excess of par value	9,550.8	9,476.8
Retained earnings	1,697.2	950.9
Accumulated other comprehensive loss	(227.6)	(251.7)
Treasury stock at cost; 25,241,667 and 21,210,095 shares as of December 31, 2023 and 2022, respectively	(1,240.9)	(984.5)
Total Ingersoll Rand stockholders' equity	$9,783.8	$9,195.8
Noncontrolling interests	62.9	61.4
Total equity	$9,846.7	$9,257.2
Total liabilities and equity	$15,563.5	$14,765.9

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Month Period Ended December 31,
	2023	2022
Cash Flows From Operating Activities From Continuing Operations:
Net income	$785.1	$608.5
Income from discontinued operations, net of tax	—	15.2
Income from continuing operations	785.1	593.3
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	367.5	347.6
Depreciation	91.6	85.2
Non-cash restructuring charges	2.7	6.0
Stock-based compensation expense	51.9	78.9
Loss (income) on equity method investments	6.0	(0.7)
Foreign currency transaction losses (gains), net	5.1	(5.9)
Non-cash adjustments to carrying value of LIFO inventories	12.0	36.1
Loss on extinguishment of debt	13.5	1.1
Deferred income taxes	(76.9)	(85.8)
Other non-cash adjustments	8.3	7.0
Changes in assets and liabilities:
Receivables	(48.6)	(195.2)
Inventories	117.3	(225.6)
Accounts payable	(23.9)	120.4
Accrued liabilities	94.8	101.2
Other assets and liabilities, net	(29.0)	1.8
Net cash provided by operating activities from continuing operations	1,377.4	865.4
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(105.4)	(94.6)
Net cash paid in acquisitions	(963.0)	(246.8)
Disposals of property, plant and equipment	7.6	—
Other investing	0.3	4.1
Net cash used in investing activities from continuing operations	(1,060.5)	(337.3)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(1,518.0)	(655.6)
Proceeds from long-term debt	1,490.4	—
Purchases of treasury stock	(263.0)	(261.1)
Cash dividends on common stock	(32.4)	(32.4)
Proceeds from stock option exercises	30.3	19.3
Payments of interest rate cap premiums	—	(13.4)
Payments of deferred and contingent acquisition consideration	(17.5)	(4.6)
Payments of debt issuance costs	(18.5)	—
Other financing	(8.8)	(6.2)
Net cash used in financing activities from continuing operations	(337.5)	(954.0)
Cash Flows From Discontinued Operations:
Net cash used in operating activities	—	(5.1)
Net cash provided by investing activities	—	4.4
Net cash used in discontinued operations	—	(0.7)
Effect of exchange rate changes on cash and cash equivalents	3.1	(70.0)
Net increase (decrease) in cash and cash equivalents	(17.5)	(496.6)
Cash and cash equivalents, beginning of year	1,613.0	2,109.6
Cash and cash equivalents, end of year	$1,595.5	$1,613.0

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$1,821.4	$1,623.7	$6,876.1	$5,916.3
Adjusted EBITDA	$500.5	$420.2	$1,786.8	$1,434.8
Adjusted EBITDA Margin	27.5%	25.9%	26.0%	24.3%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income	$231.5	$218.7	$785.1	$608.5
Less: Income (Loss) from Discontinued Operations	—	(0.3)	—	0.5
Less: Income Tax Benefit from Discontinued Operations	—	14.9	—	14.7
Income from Continuing Operations	231.5	204.1	785.1	593.3
Plus:
Provision for income taxes	71.1	45.0	240.0	149.6
Amortization of acquisition related intangible assets	90.8	80.6	357.5	328.8
Restructuring and related business transformation costs	10.5	1.4	22.9	32.3
Acquisition related expenses and non-cash charges	17.3	13.7	63.9	40.7
Stock-based compensation	16.7	16.3	51.9	85.6
Foreign currency transaction losses (gains), net	4.1	6.4	5.1	(5.9)
Loss (income) on equity method investments	4.8	(3.2)	6.0	(0.7)
Loss on extinguishment of debt	—	—	13.5	1.1
Adjustments to LIFO inventories	(2.0)	3.1	12.0	36.1
Cybersecurity incident costs	—	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	—	—	(6.2)
Other adjustments	(7.6)	(5.0)	(28.0)	(23.7)
Minus:
Income tax provision, as adjusted	92.7	72.5	345.2	267.3
Interest income on cash and cash equivalents	(10.1)	(5.0)	(28.8)	(8.0)
Adjusted Net Income	$354.6	$294.9	$1,215.8	$971.7

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Diluted Net Income Per Share (As Reported)[1]	$0.56	$0.53	$1.90	$1.47
Less: Diluted Net Income Per Share from Discontinued Operations (As Reported)[1]	—	0.04	—	0.04
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.56	0.50	1.90	1.44
Plus:
Provision for income taxes	0.18	0.11	0.59	0.36
Amortization of acquisition related intangible assets	0.22	0.20	0.87	0.80
Restructuring and related business transformation costs	0.03	—	0.06	0.08
Acquisition related expenses and non-cash charges	0.04	0.03	0.16	0.10
Stock-based compensation	0.04	0.04	0.13	0.21
Foreign currency transaction losses (gains), net	0.01	0.02	0.01	(0.01)
Loss (income) on equity method investments	0.01	(0.01)	0.01	—
Loss on extinguishment of debt	—	—	0.03	—
Adjustments to LIFO inventories	—	0.01	0.03	0.09
Cybersecurity incident costs	—	—	0.01	—
Gain on settlement of post-acquisition contingencies	—	—	—	(0.02)
Other adjustments	(0.02)	(0.01)	(0.07)	(0.06)
Minus:
Income tax provision, as adjusted	0.23	0.18	0.84	0.65
Interest income on cash and cash equivalents	(0.02)	(0.01)	(0.07)	(0.02)
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.86	$0.72	$2.96	$2.36

Average shares outstanding:
Basic, as reported	404.2	405.0	404.8	405.3
Diluted, as reported	408.2	409.3	409.0	410.2
Adjusted diluted[2]	408.2	409.3	409.0	410.2
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2023	2022	2023	2022
Net Income	$231.5	$218.7	$785.1	$608.5
Less: Income (loss) from discontinued operations	—	(0.3)	—	0.5
Less: Income tax benefit from discontinued operations	—	14.9	—	14.7
Income from Continuing Operations, Net of Tax	231.5	204.1	785.1	593.3
Plus:
Interest expense	37.4	34.4	156.7	103.2
Provision for income taxes	71.1	45.0	240.0	149.6
Depreciation expense	23.5	20.0	87.9	81.8
Amortization expense	93.2	84.0	367.5	347.6
Restructuring and related business transformation costs	10.5	1.4	22.9	32.3
Acquisition related expenses and non-cash charges	17.3	13.7	63.9	40.7
Stock-based compensation	16.7	16.3	51.9	85.6
Foreign currency transaction losses (gains), net	4.1	6.4	5.1	(5.9)
Loss (income) on equity method investments	4.8	(3.2)	6.0	(0.7)
Loss on extinguishment of debt	—	—	13.5	1.1
Adjustments to LIFO inventories	(2.0)	3.1	12.0	36.1
Cybersecurity incident costs	—	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	—	—	(6.2)
Other adjustments	(7.6)	(5.0)	(28.0)	(23.7)
Adjusted EBITDA	$500.5	$420.2	$1,786.8	$1,434.8
Minus:
Interest expense	37.4	34.4	156.7	103.2
Income tax provision, as adjusted	92.7	72.5	345.2	267.3
Depreciation expense	23.5	20.0	87.9	81.8
Amortization of non-acquisition related intangible assets	2.4	3.4	10.0	18.8
Interest income on cash and cash equivalents	(10.1)	(5.0)	(28.8)	(8.0)
Adjusted Income from Continuing Operations, Net of Tax	$354.6	$294.9	$1,215.8	$971.7

Free Cash Flow from Continuing Operations:
Cash Flows from Operating Activities from Continuing Operations	581.4	354.8	1,377.4	865.4
Minus:
Capital expenditures	29.6	33.5	105.4	94.6
Free Cash Flow	$551.8	$321.3	$1,272.0	$770.8

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Orders
Industrial Technologies and Services	$1,377.4	$1,191.5	$5,618.9	$5,120.1
Precision and Science Technologies	293.0	292.9	1,203.5	1,247.5
Total Orders	$1,670.4	$1,484.4	$6,822.4	$6,367.6
Revenue
Industrial Technologies and Services	$1,508.8	$1,315.4	$5,632.8	$4,705.1
Precision and Science Technologies	312.6	308.3	1,243.3	1,211.2
Total Revenue	$1,821.4	$1,623.7	$6,876.1	$5,916.3
Segment Adjusted EBITDA
Industrial Technologies and Services	$453.3	$360.6	$1,587.3	$1,214.0
Precision and Science Technologies	94.1	92.7	372.8	347.5
Total Segment Adjusted EBITDA	$547.4	$453.3	$1,960.1	$1,561.5
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$46.9	$33.1	$173.3	$126.7
Interest expense	37.4	34.4	156.7	103.2
Depreciation and amortization expense	116.7	104.0	455.4	429.4
Restructuring and related business transformation costs	10.5	1.4	22.9	32.3
Acquisition related expenses and non-cash charges	17.3	13.7	63.9	40.7
Stock-based compensation	16.7	16.3	51.9	85.6
Foreign currency transaction losses (gains), net	(8.4)	6.4	5.1	(5.9)
Loss on extinguishment of debt	12.5	—	13.5	1.1
Adjustments to LIFO inventories	(2.0)	3.1	12.0	36.1
Cybersecurity incident costs	—	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	—	—	(6.2)
Other adjustments	(7.6)	(5.0)	(28.0)	(23.7)
Income from Continuing Operations Before Income Taxes	307.4	245.9	1,031.1	742.2
Provision for income taxes	71.1	45.0	240.0	149.6
Income (loss) on equity method investments	(4.8)	3.2	(6.0)	0.7
Income from Continuing Operations	231.5	204.1	785.1	593.3
Income from discontinued operations, net of tax	—	14.6	—	15.2
Net Income	$231.5	$218.7	$785.1	$608.5

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH/(DECLINE) BY SEGMENT(1)

(Unaudited)	Three Month Period Ended December 31, 2023
	Orders	Revenue
Ingersoll Rand
Organic growth	3.4%	3.8%
Impact of foreign currency	1.7%	1.7%
Impact of acquisitions	7.5%	6.7%
Total adjusted orders and revenue growth	12.6%	12.2%

Industrial Technologies & Services
Organic growth	4.6%	4.8%
Impact of foreign currency	1.6%	1.6%
Impact of acquisitions	9.4%	8.3%
Total adjusted orders and revenue growth	15.6%	14.7%

Precision & Science Technologies
Organic decline	(1.6%)	(0.4%)
Impact of foreign currency	1.7%	1.8%
Impact of acquisitions	—%	—%
Total adjusted orders and revenue growth	0.1%	1.4%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.